ARTICLES OF AMENDMENT
                  STARDUST, INC. PRODUCTION-RECORDING-PROMOTION

I. The exact name of the Corporation: Stardust, Inc. Production-Recording-Promotion.

II.  Amendment adopted:

                                   ARTICLE I.
                                 CORPORATE NAME

This entity shall be known by the name The Hartcourt Companies, Inc.

III. Although the capitalization of the Corporation is not changed by the amendment, the authorized shares of the Corporation were reverse split 1 for 10 and the capitalization of the Corporation was changed to Fifty Million (50,000,000) shares at $0.001 par value, thus leaving Article IV of the Articles of Incorporation unchanged. One share will be exchanged for ten shares issued prior to this amendment when the same are received for transfer.

IV. This amendment was approved by the shareholders of the Corporation as follows:

         A. Number of outstanding shares: Two Million Five Hundred Thousand (2,500,000) common shares, being the only class of shares authorized.

         B.  Total number of votes cast:

         For: 2,382,600                Against: 0

Dated this 21st day of November, 1994.

STARDUST, INC. PRODUCTION-RECORDING-PROMOTION


/s/ Warren Bates
------------------------
PRESIDENT

(Stamped with the Seal of
the State of Utah, Department of Commerce,
Division of Corporations and Commercial Code,
Filed and approved the 14th day of Dec. 1994)

                                                                    Exhibit 3.01
                                       85

                            ARTICLES OF INCORPORATION
                            -------------------------
                                STARDUST, INC.-
                                --------------
                       PRODUCTION - RECORDING - PROMOTION
                       ----------------------------------


                                    ARTICLE I
                                 CORPORATE NAME

         This entity shall be known by the name of Stardust, Inc. -
                      Production - Recording - Promotion.


                                   ARTICLE II
                               TERMS OF EXISTENCE
              The duration of this corporation shall be perpetual.


                                   ARTICLE III
                                    PURPOSES
         The purposes for which this corporation is organized are:
         a. To produce, record and promote the artistic product of performing artists under professional guidance.
         b. To provide a company where talented performing artists can develop their respective talents and skills in the field of music, theater and dance, in a performing environment.
         c. To work for the advancement of the Performing arts by sponsoring recording and/or video sessions and by presenting artists in concerts and performances before the general public.
         d.  To offer guidance and training in the execution, standards

                                                                    Exhibit 3.01
                                       86
and direction of young performing artists.
         f. To acquire by purchase, exchange, gift, bequest, subscription or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivisions, agencies, or instrumentalities thereof; to make payment thereof in any lawful manner or to issue in exchange thereof its own securities or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.
         g. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any person, association or corporation.
         h. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof,

                                                                    Exhibit 3.01
                                       87
as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this ARTICLE III shall be regarded as independent purposes and powers.

                                   ARTICLE IV
                                      STOCK
         The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of par value stock at $0.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any further call or assessment.

                                    ARTICLE V
                                    AMENDMENT
         These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment .

                                   ARTICLE VI
                               SHAREHOLDER RIGHTS
         The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                                                                    Exhibit 3.01
                                       88

                                   ARTICLE VII
                                 CAPITALIZATION

         This corporation will not commence business until consideration of a value of at least $5,000.00 has been received for this issuance of shares.

                                  ARTICLE VIII
                            INITIAL OFFICE AND AGENT

         The address of this corporation's initial registered office and the name of its original registered agent at such address is:

                  Starley Dullien
                  1881 S. Redwood Road
                  Woods Cross, Utah 84087

                                   ARTICLE IX
                                    DIRECTORS

         The number of Directors constituting the initial Board of Directors of this corporation is 3. The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

                  Starley Dullien
                  4262 Peggy Lane
                  West Valley City, Utah 84120

                  Warren R. Bates
                  395 S. State
                  Clearfield, Utah 84015

                  Warren E. Meader
                  22 North 1100 West
                  West Bountiful, Utah 84087

                                                                    Exhibit 3.01

                                   ARTICLE X
                                  INCORPORATORS

The name and address of each Incorporator is:

                  Starley Dullien
                  4262 Peggy Lane
                  Quest Valley City, Utah 84110

                  Warren R. Bates
                  395 S. State
                  Clearfield, Utah 84015

                  Warren E. Meader
                  22 Forth 1190 West
                  West Bountiful, Utah 84087

                                   ARTICLE XI
              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association, or entity in which one or were of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

                                                                    Exhibit 3.01
                                       90

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

DATED this 6th day of Sept, 1983.

/s/ Starley Dullien
---------------------------------
/s/ Warren Bates
----------------------------------
/s/ Warren E. Meader
-----------------------------------


STATE OF UTAH
COUNTY OF Davis

     I, Blen Smith, a Notary Public, hereby certify that on the 6th day of Sept., 1983, Starley Dullien, Warren Bates and Warren E. Meader personally appeared before me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators and that the statements therein contained are true.

         DATED this 6th day of Sept., 1983.


/s/
---------------------------------------------------
Notary Public

Residing in Clearfield, Utah
My Commission Expires: 2/5/86

                                                                    Exhibit 3.01


                                       91